UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2015, Nobilis Health Holdings Corp. (“Purchaser”), a British Columbia corporation and wholly-owned subsidiary of Nobilis Health Corp. (the “Company”) entered into a partnership interest purchase agreement (the “Agreement”) with Victory Parent Company, LLC, a Texas limited liability company (“VPC”), and Victory Medical Center Houston GP, LLC, a Texas limited liability company, to purchase a 55% interest in Victory Medical Center Houston, L.P., a Texas limited partnership (the “Partnership”) that owns and operates Victory Healthcare Houston Hospital. On April 24, 2015, the Purchaser completed the acquisition of interest in the Partnership. The Purchaser paid $1.5 million in cash and assumed approximately $2.4 million in capital leases of VPC and certain intercompany loans of the Partnership. Additionally, thirty (30) days after completing the acquisition, the Purchaser will satisfy certain debts owed to creditors of the Partnership. The Agreement also contains customary representations, warranties, covenants and indemnities.

The foregoing description does not purport to be complete and is qualified in entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Form 8-K.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information required by this Item is included in Item 1.01 and is incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit

10.1	Partnership Interest Purchase Agreement dated as of April 18, 2015 by and among Nobilis Health Holdings Corp., Victory Parent Company, LLC and Victory Medical Center Houston GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming
Harry Fleming
President and Director

Date: April 24, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Partnership Interest Purchase Agreement dated as of April 18, 2015 by and among Nobilis Health Holdings Corp., Victory Parent Company, LLC and Victory Medical Center Houston GP, LLC